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                                                            EXHIBIT 99.(a)(1)(F)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

        If you previously elected to reject Extensity, Inc.'s Offer to Exchange, and you would like to change your election and accept the Offer, you must sign this Notice AND a new Election Form and return both to Ana Drivon Manager of Stock Administration of Extensity, Inc. ("Extensity"), before 12:00 p.m., Pacific Daylight Time, on June 5, 2001, unless the Offer is extended. This Notice of Change in Election may be sent via mail or facsimile. Ana Drivon's direct facsimile number is (510) 655-8326, and she is located at Extensity's corporate offices in Emeryville, California. Notices returned via e-mail and e-mail notices will be accepted. Please e-mail your Notice to adrivon@extensity.com. If you have questions regarding the process for returning this form, or questions regarding the Offer, please contact Ana Drivon at (510) 594-5928 or adrivon@extensity.com.

To Extensity:

        I previously received a copy of the Offer to Exchange (dated May 4, 2001), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject Extensity's Offer to Exchange. I now wish to change that election and accept your Offer to Exchange. I understand that by signing this Notice and a new Election Form and delivering both to Ana Drivon, I will be able to withdraw my rejection of the Offer and accept the Offer to Exchange instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

        I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Ana Drivon before 12:00 p.m., Pacific Daylight Time, on June 5, 2001, or if Extensity extends the deadline to exchange options, before the extended expiration of the Offer.

        I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, the undersigned hereby binds his or her successors, assigns and legal representatives.

I accept the offer to exchange options as indicated in the Election Form completed as of the date hereof.

                                    Date:
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      Optionee Signature

Name:
     --------------------------
          (Please print)



EXTENSITY HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT, AND SUCH ACCEPTANCE SHALL BE BINDING ON EXTENSITY'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

EXTENSITY, INC.

                                    Date:
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